Exhibit 99.01
Valero Energy Corporation Reports Fourth Quarter and Annual Earnings
SAN ANTONIO, January 29, 2008 – Valero Energy Corporation (NYSE: VLO) today reported fourth quarter 2007 income from continuing operations of $567 million, or $1.02 per share, which compares to $1.1 billion, or $1.74 per share, in the fourth quarter of 2006. Fourth quarter 2006 results included a $196 million pre-tax gain, or $0.21 per share, on the sale of the company’s remaining 59 percent ownership interest in NuStar GP Holdings, LLC. Excluding this gain, fourth quarter 2006 income from continuing operations was $954 million, or $1.53 per share.
For the year ended December 31, 2007, income from continuing operations was $4.6 billion, or $7.72 per share, compared to the company’s income from continuing operations of $5.3 billion, or $8.36 per share, for the year ended December 31, 2006. Excluding the special items discussed in Notes (4), (5) and (6) in the attached financial tables, income from continuing operations for 2007 was $4.5 billion or $7.79 per share versus income from continuing operations of $5.1 billion or $8.02 per share for 2006. For all periods shown in the accompanying financial tables, income from discontinued operations relates to the Lima, Ohio refinery, which the company sold effective July 1, 2007.
Fourth quarter 2007 operating income was $884 million versus $1.4 billion reported in the same period of 2006. Several factors combined to reduce operating income in the fourth quarter of 2007 versus the fourth quarter of 2006. Refined product margins were lower because the cost of crude oil and other feedstocks increased more than product prices. For example, the Gulf Coast gasoline margin was around 30 percent lower when compared to the fourth quarter of 2006. Margins for many of the company’s secondary products, such as asphalt, fuel oils, and petrochemical feedstocks, were also lower than in the fourth quarter of 2006 as the prices for these products did not increase in proportion to the costs of the feedstocks used to produce them. Finally, refinery operating expenses increased by $123 million, primarily due to increases in maintenance expense and energy costs.
“We reported good results for the fourth quarter considering the dramatic increase in feedstock costs relative to product prices,” said Bill Klesse, Valero’s Chairman of the Board and Chief Executive Officer. “Our complex refineries were able to take advantage of the wide sour crude discounts in the fourth quarter when the Maya discount to WTI averaged about $15 per barrel, and the Mars discount averaged nearly $9 per barrel. We also benefited from having a large and geographically diverse refining system, which provides relatively more earnings stability through exposure to multiple refining regions.”

Regarding uses of cash, capital spending in the fourth quarter was about $890 million, of which $180 million was for turnaround expenditures. For the full year 2007, capital spending was $2.8 billion, of which approximately $520 million was for turnaround expenditures. Concerning stock buybacks, the company spent $1.0 billion to purchase 15.4 million shares of its common stock during the fourth quarter. For the full year 2007, the company spent $5.8 billion to purchase 84.3 million shares of its common stock.
“2007 was another solid year for Valero,” Klesse said. “During the year, we had strong earnings, sold the Lima, Ohio refinery, increased our dividend by 50 percent, and our retail and Canadian operations had their best years ever. Also in 2007, we purchased 14 percent of the company’s outstanding shares. Combining stock purchases in 2006 and 2007, we have purchased nearly 120 million shares of our common stock which represents almost 20 percent of our outstanding shares at the end of 2005.
“Looking at market fundamentals, we continue to see wide discounts to WTI for the sour and heavy crude oils and other feedstocks that make up more than 60 percent of our throughput volumes. However, margins for some of our secondary products, such as asphalt, fuel oils, and petrochemical feedstocks, are still weak and will affect benchmark margin realization. On the other hand, we expect diesel margins to remain strong since inventories are well below the levels seen last year and on-road diesel demand remains good.
“For gasoline markets, we expect a repeat of the normal seasonal pattern in which supplies fall, demand grows, and margins rise as we head toward the summer driving season. Similar to previous years, winter-grade gasoline inventories have been building ahead of the industry-wide plant maintenance period that generally begins in late January. Due to lower production during maintenance, winter-grade gasoline stocks typically decline before the transition to summer-grade gasoline, which is much more difficult to produce because of tighter specifications. Another limitation on gasoline production is that the strong diesel margins create an incentive to maximize diesel production over gasoline. We think the combination of these supply constraints with seasonal demand growth will result in stronger gasoline margins this spring and summer.
“With regard to our strategy of optimizing our portfolio, we initiated a process to explore strategic alternatives for our Memphis and Krotz Springs refineries, and we have retained JPMorgan to assist us in that process. We are also continuing the strategic review of our Aruba refinery.

“Going forward, we are committed to delivering industry-leading returns to our shareholders. To do this, we have taken a balanced approach to allocating free cash flow, and we clearly delivered on that commitment in 2007. Looking into 2008, we plan to continue our balanced approach of investing in growth projects, improving our operating performance, paying off debt, buying back more stock, and increasing dividends, while maintaining our investment-grade credit rating. In doing so, we remain focused on increasing shareholder value and becoming a better positioned, better performing, and more valuable company for the long term,” Klesse said.
Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.
Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 22,000 employees and 2007 annual revenues of $95 billion. The company owns and operates 17 refineries throughout the United States, Canada and the Caribbean with a combined throughput capacity of approximately 3.1 million barrels per day, making it the largest refiner in North America. Valero is also one of the nation’s largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under various brand names including Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon. Please visit www.valero.com for more information.
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006 (1)	2007 (1)	2006 (1)
STATEMENT OF INCOME DATA:
Operating Revenues (2) (3)	$28,671	$18,835	$95,327	$87,640

Costs and Expenses:
Cost of Sales (2)	26,015	15,856	81,645	73,863
Refining Operating Expenses	1,061	938	4,016	3,622
Retail Selling Expenses (2)	189	180	750	719
General and Administrative Expenses	164	140	638	598
Depreciation and Amortization Expense	358	297	1,360	1,116

Total Costs and Expenses	27,787	17,411	88,409	79,918

Operating Income	884	1,424	6,918	7,722

Equity in Earnings of NuStar Energy L.P. (4)	—	10	—	45

Other Income, Net (4)(5)	10	212	167	350

Interest and Debt Expense:
Incurred	(119)	(97)	(466)	(377)
Capitalized	24	39	107	165

Minority Interest in Net Income of NuStar GP Holdings, LLC (4)	—	(3)	—	(7)

Income from Continuing Operations Before Income Tax Expense	799	1,585	6,726	7,898

Income Tax Expense	232	504	2,161	2,611

Income from Continuing Operations	567	1,081	4,565	5,287

Income from Discontinued Operations, Net of Income Taxes (1)	—	33	669	176

Net Income	567	1,114	5,234	5,463

Preferred Stock Dividends	—	—	—	2

Net Income Applicable to Common Stock	$567	$1,114	$5,234	$5,461

Earnings per Common Share:
Continuing Operations	$1.04	$1.79	$8.08	$8.65
Discontinued Operations	—	0.06	1.19	0.29

Total	$1.04	$1.85	$9.27	$8.94

Weighted Average Common Shares
Outstanding (in millions)	545	603	565	611

Earnings per Common Share — Assuming Dilution:
Continuing Operations (6)	$1.02	$1.74	$7.72	$8.36
Discontinued Operations	—	0.06	1.16	0.28

Total	$1.02	$1.80	$8.88	$8.64

Weighted Average Common Shares Outstanding- Assuming Dilution (in millions)	555	620	579	632

	December 31,
	2007	2006
BALANCE SHEET DATA (1):
Cash and Temporary Cash Investments	$2,464	$1,590

Total Debt	$6,862	$5,094

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006 (1)	2007 (1)	2006 (1)
Operating Income (Loss) by Business Segment:
Refining	$993	$1,558	$7,355	$8,182

Retail:
U.S.	39	9	154	113
Canada	27	10	95	69

Total Retail	66	19	249	182

Total Before Corporate	1,059	1,577	7,604	8,364
Corporate	(175)	(153)	(686)	(642)

Total	$884	$1,424	$6,918	$7,722

Depreciation and Amortization by Business Segment:
Refining	$320	$259	$1,222	$985

Retail:
U.S.	17	17	59	60
Canada	10	8	31	27

Total Retail	27	25	90	87

Total Before Corporate	347	284	1,312	1,072
Corporate	11	13	48	44

Total	$358	$297	$1,360	$1,116

Operating Highlights:
Refining:
Throughput Margin per Barrel	$9.20	$10.66	$12.33	$12.47

Operating Costs per Barrel:
Refining Operating Expenses	$4.11	$3.63	$3.93	$3.53
Depreciation and Amortization	1.24	1.00	1.20	0.96

Total Operating Costs per Barrel	$5.35	$4.63	$5.13	$4.49

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	652	699	638	697
Medium/Light Sour Crude	611	638	635	618
Acidic Sweet Crude	71	60	80	65
Sweet Crude	713	751	724	752
Residuals	204	229	247	234
Other Feedstocks	209	123	173	147

Total Feedstocks	2,460	2,500	2,497	2,513
Blendstocks and Other	346	308	301	298

Total Throughput Volumes	2,806	2,808	2,798	2,811

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,292	1,347	1,285	1,348
Distillates	920	914	919	891
Petrochemicals	80	86	82	80
Other Products (7)	504	464	507	491

Total Yields	2,796	2,811	2,793	2,810

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Refining Operating Highlights by Region: (8)
Gulf Coast:
Operating Income	$724	$1,014	$4,505	$5,109

Throughput Volumes (Mbbls per Day)	1,550	1,498	1,537	1,532

Throughput Margin per Barrel	$9.91	$11.53	$12.81	$13.23

Operating Costs per Barrel:
Refining Operating Expenses	$3.72	$3.33	$3.70	$3.26
Depreciation and Amortization	1.12	0.85	1.08	0.84

Total Operating Costs per Barrel	$4.84	$4.18	$4.78	$4.10

Mid-Continent (1):
Operating Income	$103	$154	$910	$1,041

Throughput Volumes (Mbbls per Day)	436	429	402	410

Throughput Margin per Barrel	$7.84	$8.42	$11.66	$11.32

Operating Costs per Barrel:
Refining Operating Expenses	$4.02	$3.43	$4.13	$3.36
Depreciation and Amortization	1.26	1.08	1.33	1.00

Total Operating Costs per Barrel	$5.28	$4.51	$5.46	$4.36

Northeast:
Operating Income	$125	$163	$1,084	$944

Throughput Volumes (Mbbls per Day)	564	575	570	563

Throughput Margin per Barrel	$8.16	$8.51	$10.46	$9.80

Operating Costs per Barrel:
Refining Operating Expenses	$4.42	$4.26	$3.98	$4.10
Depreciation and Amortization	1.32	1.17	1.27	1.11

Total Operating Costs per Barrel	$5.74	$5.43	$5.25	$5.21

West Coast:
Operating Income	$41	$227	$856	$1,088

Throughput Volumes (Mbbls per Day)	256	306	289	306

Throughput Margin per Barrel	$9.45	$13.61	$14.41	$15.07

Operating Costs per Barrel:
Refining Operating Expenses	$6.00	$4.21	$4.82	$4.04
Depreciation and Amortization	1.72	1.30	1.49	1.27

Total Operating Costs per Barrel	$7.72	$5.51	$6.31	$5.31

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Retail — U.S.:
Company-Operated Fuel Sites (Average)	951	968	957	982
Fuel Volumes (Gallons per Day per Site)	4,861	5,133	4,979	4,985
Fuel Margin per Gallon	$0.172	$0.126	$0.174	$0.162
Merchandise Sales	$250	$235	$1,024	$960
Merchandise Margin (Percentage of Sales)	29.4%	28.7%	29.7%	29.6%
Margin on Miscellaneous Sales (2)	$26	$22	$101	$85
Selling Expenses (2)	$117	$120	$494	$485

Retail — Canada:
Fuel Volumes (Thousand Gallons per Day)	3,243	3,172	3,234	3,176
Fuel Margin per Gallon	$0.286	$0.198	$0.248	$0.217
Merchandise Sales	$50	$42	$187	$167
Merchandise Margin (Percentage of Sales)	27.1%	26.7%	27.8%	27.4%
Margin on Miscellaneous Sales	$10	$8	$37	$32
Selling Expenses	$72	$60	$256	$234

Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$90.71	$59.92	$72.27	$66.00
WTI Less Sour Crude Oil (9)	$7.81	$6.67	$4.95	$7.01
WTI Less Mars Crude Oil	$8.90	$6.59	$5.61	$7.12
WTI Less Alaska North Slope (ANS) Crude Oil (U.S. West Coast)	$1.90	$4.43	$0.58	$2.47
WTI Less Maya Crude Oil	$14.99	$13.03	$12.41	$14.80

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$3.76	$5.35	$13.78	$11.34
No. 2 Fuel Oil Less WTI	$12.17	$9.59	$11.94	$9.80
Ultra-Low-Sulfur Diesel Less WTI (10)	$15.20	$15.26	$17.76	N.A.
Propylene Less WTI	$2.56	$4.36	$11.05	$8.78
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$5.70	$6.36	$18.02	$12.16
Low-Sulfur Diesel Less WTI	$16.84	$17.46	$21.30	$18.59
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$6.03	$6.94	$13.98	$10.62
No. 2 Fuel Oil Less WTI	$13.34	$9.67	$12.96	$9.60
Lube Oils Less WTI	$32.30	$67.66	$48.29	$55.56
U.S. West Coast:
CARBOB 87 Gasoline Less ANS	$13.66	$17.61	$23.80	$21.52
CARB Diesel Less ANS	$20.07	$25.17	$22.66	$23.96

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

(1)	Effective July 1, 2007, Valero Energy Corporation sold its Lima Refinery to Husky Refining Company, a wholly owned subsidiary of Husky Energy Inc. The results of operations of the Lima Refinery prior to its sale are reported as discontinued operations in the Statement of Income Data for all periods presented, and all refining operating highlights, both consolidated and for the Mid-Continent region, presented in this earnings release exclude the Lima Refinery for all periods presented. The sale resulted in a pre-tax gain of $827 million ($426 million after tax) which is included in “Income from Discontinued Operations, Net of Income Taxes” in the Statement of Income for the twelve months ended December 31, 2007. Balance sheet information presented excludes cash and debt of the Lima Refinery.

(2)	Certain amounts previously reported in 2006 for operating revenues, cost of sales, retail selling expenses, and margin on miscellaneous sales have been reclassified for comparability with amounts reported in 2007.

(3)	Includes excise taxes on sales by Valero’s U.S. retail system of $195 million and $195 million for the three months ended December 31, 2007 and 2006, respectively, and $801 million and $782 million for the twelve months ended December 31, 2007 and 2006, respectively.

(4)	On December 22, 2006, Valero Energy Corporation sold its remaining ownership interest in NuStar GP Holdings, LLC (formerly Valero GP Holdings, LLC). On July 19, 2006, Valero Energy Corporation had sold to the public 40.6% of its ownership interest in NuStar GP Holdings, LLC. Subsidiaries of NuStar GP Holdings, LLC owned the general partner interest, the incentive distribution rights, and a 21.4% limited partner interest in NuStar Energy L.P. (formerly Valero L.P.). The sales resulted in pre-tax gains for the three months and twelve months ended December 31, 2006 of $196 million and $328 million, respectively, which are included in “Other Income, Net” in the Statement of Income. The minority interest in net income of NuStar GP Holdings, LLC represents the public unitholders’ interest in the earnings of NuStar GP Holdings, LLC from July 19, 2006 through December 21, 2006.

(5)	“Other Income, Net” for the twelve months ended December 31, 2007 includes a $91 million pre-tax gain resulting from the repayment of a loan by a foreign subsidiary.

(6)	The calculation of earnings per common share assuming dilution for the twelve months ended December 31, 2007 includes the effect of a $94 million deduction from income from continuing operations representing cash paid in the third quarter of 2007 in final settlement of an accelerated share repurchase program entered into in the second quarter of 2007.

(7)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(8)	The regions reflected herein contain the following refineries: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, Krotz Springs, St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, and Memphis Refineries; Northeast- Quebec City, Paulsboro, and Delaware City Refineries; and West Coast- Benicia and Wilmington Refineries.

(9)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.

(10)	The ultra-low-sulfur diesel less WTI market reference was not available prior to May 1, 2006.